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                                                                       EXHIBIT 3

                             Executive Officers and
                     Members of the Conseil d'Administration
                                       of
                        AXA ASSURANCES I.A.R.D. MUTUELLE

      The names of the Members of the Conseil d'Administration and the names and titles of the Executive Officers of AXA Assurances I.A.R.D. Mutuelle and their business addresses and principal occupations are set forth below. If no address is given, the Member's or Executive Officer's business address is that of AXA Assurances I.A.R.D. Mutuelle at 370, rue Saint-Honore, 75001 Paris, France. Unless otherwise indicated, each occupation set forth opposite an individual's name refers to AXA Assurances I.A.R.D. Mutuelle and each individual is a citizen of the Republic of France.

NAME, BUSINESS ADDRESS                  PRESENT PRINCIPAL OCCUPATION

*  Claude Bebear                        Chairman; Chairman of the Supervisory
   25, avenue Matignon                  Board, AXA
   75008 Paris, France

*  Henri de Castries                    Chairman of the Management Board,
   25, avenue Matignon                  AXA
   75008 Paris, France

*  Jean-Pierre Chaffin                  Chairman, Federation de la
   5, rue de La Bruyere                 Metallurgie (industry)
   75009 Paris, France

*  Pierre de Waziers                    Managing Director, E.A.C.M.
   8, rue Sainte Lucie
   75015 Paris, France

*  Jean-Rene Fourtou                    Vice-Chairman of the Management
   25, quai Paul Doumer                 Board, Aventis; Managing Director,
   92408 Courbevoie, France             Aventis (chemicals)

*  Octave Manset                        Communication Manager,
   75, rue de la Tour                   BMW Group in France
   75016 Paris, France                  (auto manufacturing)

*  Henri Lachmann                       Chairman and Chief Executive Officer,
   43-45, boulevard Franklin Roosevelt  Schneider Electric
   92500 Rueil-Malmaison, France        (electric equipment)

   Francois Pierson                     Executive Officer

*  Jean de Ribes                        Managing Director,
   38, rue Fortuny                      Fortuny Finance Conseil
   75017 Paris, France                  (banking)

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NAME, BUSINESS ADDRESS                 PRESENT PRINCIPAL OCCUPATION

*  Francois Richer                     Retired

*  Georges Rousseau                    Retired

*  Claude Tendil                       Vice-Chairman of the Management
   25, avenue Matignon                 Board, AXA; Chairman and Chief
   75008 Paris, France                 Executive Officer of the Insurance
                                       Companies in France, AXA

*  Francis Vaudour                     Chief Executive Officer, Segafredo
   14, boulevard Industriel            Zanetti France S.A. (coffee importing
   76301 Sotteville les Rouen, France  and processing)

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*  Member, Conseil d'Administration

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